UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2013

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

(858) 997-6740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 7, 2013, the court in Fundamental Partners v. Eggemeyer, et al. (Case No. 37-2013-00029777-CU-SL-CTL), pending in the Superior Court of San Diego County, California, heard argument on the plaintiff’s motion for a temporary restraining order and expedited discovery in connection with the proposed merger between White River Capital, Inc. (“White River”) and Coastal Credit Merger Sub, Inc. (the “Merger”).  At the conclusion of the hearing, the court denied the plaintiff’s motion to temporarily restrain the consummation of the Merger.  White River continues to strongly believe that the plaintiff’s lawsuit is without merit and intends to vigorously defend against the pending claims.  In addition, White River expects to complete the Merger promptly after White River’s shareholders approve the merger agreement at the special meeting of shareholders scheduled for February 11, 2013 and upon the satisfaction or waiver of all other conditions to the Merger.

Forward-Looking Statements

Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended.  Such matters include forward-looking statements regarding the prospective effects and timing of the proposed Merger.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements.  Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties.  White River cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  White River may make other written or oral forward-looking statements from time to time.  Readers are advised that various important factors could cause circumstances to differ materially from those anticipated or projected in such forward-looking statements.  Such factors, among others, include, but are not limited to, potential failure to obtain shareholder or regulatory approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe; and other risks discussed in White River’s filings with the SEC, including its Annual Report on Form 10-K, which filings are available from the SEC.  White River undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information for Shareholders

In connection with White River’s special meeting of shareholders scheduled for February 11, 2013, White River has filed with the SEC and furnished to White River’s shareholders a definitive proxy statement dated January 11, 2013 and a proxy statement supplement dated January 24, 2013.  White River’s shareholders can obtain, without charge, a copy of the definitive proxy statement, proxy statement supplement, and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  White River’s shareholders can also obtain, without charge, a copy of the proxy materials and other relevant documents by directing a request by mail or telephone to White River Capital, Inc., 6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California 92067, Attention: Corporate Secretary, or from White River’s website, http://www.whiterivercap.com.

White River and its directors and officers may be deemed to be participants in the solicitation of proxies from White River’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger.  Information about White River’s directors and executive officers and their ownership of White River’s common stock is set forth in the proxy statement for White River’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 30, 2012, as well as in White River’s definitive proxy statement dated January 11, 2013 in connection with the special meeting.  Shareholders may obtain additional information regarding the interests of White River and its directors and executive officers in the proposed Merger, which may be different than those of White River’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed Merger, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: February 8, 2013

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer